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                                 EXHIBIT 10.20





                              SEPARATION AGREEMENT

                           EFFECTIVE JANUARY 5, 1996


                                    BETWEEN


                                      NABI


                                      AND


                                   RAJ KUMAR
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January 5, 1996

Raj Kumar, D.Sc.
3858 Pine Lake Drive
Fort Lauderdale, FL 33332

Dear Raj:

     The following sets forth our agreement regarding your separation from NABI:

     1. Your separation is effective January 12, 1996. As of that date, you will be available as an internal consultant through 1996 on an as-needed basis. The severance package will be deemed to include compensation for these services, and you shall receive no additional compensation for performing services for NABI.

     2. Effective January 1, 1996, you will receive an annual stipend of $186,000, payable bi-weekly during 1996 and 1997. In addition, for 1996 and 1997, you will receive an auto allowance of not less than $900.00 per month, participation in NABI's medical/dental and life insurance, executive long-term disability program, 401K program, and other appropriate benefit programs (all to the extent permitted by these programs) as determined by the Company.

     3. For 1995, you will receive a cash bonus as per the guidelines of NABI's VIP Management Incentive Program.

     4. All the stock options granted to you as of January 12, 1996, will vest as of that date and will be exercisable at any time up through December 31, 1997. No stock options shall be exercisable beyond the original option expiration date. As you will no longer be an officer of NABI, you will not be subject to restrictions of Rule 144 as NABI officers are from time to time restricted.

     5. Through 1996 and 1997, you agree to abide by the Confidentiality and Non-Competition clauses in your Employment Agreement that was effective April 1, 1992 (attached).

     If you agree with the foregoing, please sign and date the enclosed copy of this letter and return it to me not later than January 11, 1996.

Sincerely,

NORTH AMERICAN BIOLOGICALS, INC.

/s/ John C. Carlisle

John C. Carlisle
Senior Executive Vice President

AGREED TO:                                DATE:
 /s/ Raj Kumar                                         January 5, 1996
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Raj Kumar